Exhibit 10.3B

LANDMARK BANCSHARES, INC.

FIRST LANDMARK BANK

2007 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

WITH

______________ [ENTER NAME]

THIS STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into effective as of the ___ day of ___________, 201_, by and between LANDMARK BANCSHARES, INC. (the “Bank”) and ______________ [ENTER NAME], a resident of the State of Georgia (the “Optionee”) and an employee of the Bank. This Option Agreement is entered into by the Bank and the Optionee pursuant to the First Landmark Bank’s 2008 Stock Option Plan (the “Plan”), as amended July 1, 2015 to reflect the formation of Landmark Bancshares, Inc. The Plan, as amended, is incorporated herein by reference and made a part of this Option Agreement. Defined terms in the Plan shall have the same meaning herein.

1.	Stock Option.

The Bank hereby grants to Optionee a [qualified/non-qualified] option (the “Option”) to purchase _________ shares (the “Shares”) of the Common Stock of the Bank in accordance with the terms and subject to the restrictions hereinafter set forth.

The Option has been granted on the effective date of this Option Agreement and shall terminate upon the earliest of: (i) ___________ ___, 201_ [TEN YEARS LESS ONE DAY FROM GRANT DATE]; (ii) immediately as of the date that the Optionee ceases to be employed by the Bank by reason of a termination for Cause, as defined below, or voluntarily by the Optionee without the consent of the Bank; (iii) twelve (12) months after the date that the Optionee ceases to be an employed by the Bank by reason of death or disability; or (iv) ninety (90) days after the date that the Optionee ceases to be employed by the Bank for any other reason; provided that if the Optionee dies during the one year period following termination of his employment by reason of disability and before the Option otherwise lapses, the Option shall lapse one year after the Optionee’s death. For purposes of this Option Agreement, “Cause” shall mean any of the following:

(a)     willful and material failure of Optionee to follow reasonable written instructions or policies of the Board of Directors of the Bank;

(b)     gross negligence or willful misconduct of Optionee materially damaging to the business of the Bank;

(c)     conviction of Optionee of a crime involving breach of trust, moral turpitude, theft or fraud;

(d)     the continued and material failure by the Optionee to perform substantially his or her duties other than any failure resulting from incapacity due to physical or mental illness;

(e)     willful commission of (i) acts involving dishonesty or fraud or (ii) acts causing harm to the Bank;

(f)     a willful misrepresentation by the Optionee to the stockholders or the Board of Directors of the Bank which causes substantial injury to the Bank; or

(g)     a request by any state or federal authority regulating the Bank that the Optionee be removed from his or her position at the Bank.

2.	Exercise of Option.

The Option granted hereunder may be exercised only during the period (the “Exercise Period”) commencing on the effective date of this Option Agreement and ending on the date that the Option is terminated under paragraph 1 above; provided that the Option may be exercised only to the extent that this Option has vested and is exercisable as provided hereinafter. The Option may be exercised in lots of not less than one hundred (100) Shares each unless the exercise for a lesser number of Shares would exhaust the number of Shares available for purchase at the time of exercise.

The Option shall be exercised by written notice directed to the Secretary of the Bank. Such written notice shall be accompanied by payment in full of the Exercise Price for the number of Shares specified in such written notice. The payment may be made in cash or by check.

3.	Exercise Price.

The price per share at which Shares may be purchased pursuant to exercise of the Option (the “Exercise Price”) shall be $_______ per Share, which the Board has determined to be the fair market value of the Shares as of the date hereof.

4.	Vesting of Option.

The Option hereby granted shall vest only during the Optionee’s continuous employment with the Bank, and shall be exercisable by the Optionee only upon and after such vesting and prior to its termination in accordance with the following schedule:

One-third (1/3) of Shares	Commencing on the 1st anniversary of _________ ___, 201_
Additional one-third (1/3) of Shares	Commencing on the 2nd anniversary of _________ ___, 201_
Additional one-third (1/3) of Shares	Commencing on the 3rd anniversary of __________ ___, 201_

5.	Nontransferability.

The Option is not transferable except by will or by the laws of descent and distribution.

6.	Limitation of Rights.

The Optionee or the personal representative of the Optionee shall have no rights as a stockholder with respect to the Shares covered by the Option until the Optionee or the personal representative of the Optionee shall become the holder of record of such Shares. Neither the granting of the Option nor this Option Agreement shall impose any obligation on the Bank to continue the employment of the Optionee.

7.	Stock Reserve.

The Bank shall at all times during the Exercise Period under this Option Agreement reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement and shall pay all original issue taxes (if any) on the exercise of the Option and all other fees and expenses necessarily incurred by the Bank in connection therewith.

8.	Optionee’s Covenant.

The Optionee hereby agrees to use his best efforts to provide services to the Bank in a workmanlike manner and to promote the Bank’s interests.

9.	Restrictions on Transfer and Pledge.

Except as provided in Section 5 hereof, the Option and all rights and privileges granted hereunder shall not be transferred, assigned pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, except as provided herein, or upon the levy or any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

10.	Restrictions on Issuance of Shares.

If at any time the Board of Directors of the Bank shall determine, in its discretion, that listing, registration or qualification of the Shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Bank.

11.	Plan Controls.

In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan, as amended, shall be controlling and determinative.

12.	Interpretation.

To the extent permitted by applicable law, it is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify. [DELETE THIS PROVISION IF NON-QUALIFIED OPTIONS ARE INTENDED]

13.	Registration.

This Option and any shares acquired upon the exercise of this Option have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold, otherwise disposed of except with such registration in effect or pursuant to an exemption from registration under such Act.

14.	Regulation.

The Bank’s regulators may direct the Bank to require Optionee to exercise or forfeit his or her stock rights if the Bank’s capital falls below the minimum requirements, as determined by the regulators.

(Signatures on following page.)

IN WITNESS WHEREOF, the Bank, acting by and through its duly authorized officers, has caused this Option Agreement to be executed and the Optionee has executed this Option Agreement, all as of the day and year first above written.

LANDMARK BANCSHARES, INC.: By: Name: Title: OPTIONEE: Name: